Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD 73 74U and 74V correctly the correct answers are as follows

					A	B	C	Institutional

72. DD) Total income distributions
5. Mid Cap Value Fund			n/a	n/a	n/a	n/a
15. Small Cap Value Fund		86	n/a	n/a	61
17. Enhanced World Equity Fund		0	n/a	2	18
2. World Equity Income Fund		1,062	25	58	43
29. Alpha Opportunity Fund		2	n/a	0	0
22. Floating Rate Strategies Fund	7,654	n/a	2,641	19,878
24. High Yield Fund			2,641	38	432	1,696
20. Investment Grade Bond Fund		2,272	33	417	125
19. Large Cap Value Fund		402	15	11	35
26. Limited Duration Fund		625	n/a	25	1,580
21. Macro Opportunities Fund		12,505	n/a	5,037	30,938
25. Municipal Income Fund		521	n/a	11	90
27. Risk Managed Real Estate Fund	2	n/a	n/a	111
1. StylePlusLarge Core Fund		1,733	n/a	13	1
18. StylePlusMid Growth Fund		n/a	n/a	n/a	n/a
23. Total Return Bond Fund		3,962	n/a	648	11,681

72. EE) Total capital gains distributions
5. Mid Cap Value Fund			123,883	1,863	28,170	n/a
15. Small Cap Value Fund		3,175	n/a	1,735	145
17. Enhanced World Equity Fund		1	n/a	0	54
2. World Equity Income Fund		n/a	n/a	n/a	n/a
29. Alpha Opportunity Fund		n/a	n/a	n/a	n/a
22. Floating Rate Strategies Fund	969	n/a	398	2,326
24. High Yield Fund			1,533	21	264	945
20. Investment Grade Bond Fund		n/a	n/a	n/a	n/a
19. Large Cap Value Fund		1,530	41	139	102
26. Limited Duration Fund		11	n/a	0	25
21. Macro Opportunities Fund		n/a	n/a	n/a	n/a
25. Municipal Income Fund		n/a	n/a	n/a	n/a
27. Risk Managed Real Estate Fund	6	n/a	0	534
1. StylePlusLarge Core Fund		24,704	495	514	15
18. StylePlusMid Growth Fund		8,445	245	583	6
23. Total Return Bond Fund		151	n/a	43	495

73. A)  Total income distribution pershare
5. Mid Cap Value Fund			n/a	n/a	n/a	n/a
15. Small Cap Value Fund		0.0911	n/a	n/a	1.4061
17. Enhanced World Equity Fund		0.1265	n/a	1.9169	0.0837
2. World Equity Income Fund		0.1767	0.1789	0.1142	0.1927
29. Alpha Opportunity Fund		0.0045	n/a	0.0045	0.0045
22. Floating Rate Strategies Fund	0.6617	n/a	0.5637	0.6927
24. High Yield Fund			0.4039	0.4152	0.3633	0.3514
20. Investment Grade Bond Fund		0.3914	0.3216	0.3215	0.4131
19. Large Cap Value Fund		0.3519	0.4883	0.1023	0.4621
26. Limited Duration Fund		0.4638	n/a	0.3686	0.4938
21. Macro Opportunities Fund		0.5782	n/a	0.4813	0.6233
25. Municipal Income Fund		0.1377	n/a	0.0902	0.1536
27. Risk Managed Real Estate Fund	0.0529	n/a	n/a	0.0294
1. StylePlus Large Core Fund		0.2218	n/a	0.0786	0.2777
18. StylePlus Mid Growth Fund		n/a	n/a	n/a	n/a
23. Total Return Bond Fund		0.5333	n/a	0.4373	0.5821

73. B) Total capital gains distribution pershare
5. Mid Cap Value Fund			4.6907	4.6907	4.6907	n/a
15. Small Cap Value Fund		3.3739	n/a	3.3739	3.3739
17. Enhanced World Equity Fund		0.2584	n/a	0.2584	0.2584
2. World Equity Income Fund		n/a	n/a	n/a	n/a
29. Alpha Opportunity Fund		n/a	n/a	n/a	n/a
22. Floating Rate Strategies Fund	0.0835	n/a	0.0835	0.0835
24. High Yield Fund			0.2210	0.2210	0.2210	0.2210
20. Investment Grade Bond Fund		n/a	n/a	n/a	n/a
19. Large Cap Value Fund		1.3389	1.3389	1.3389	1.3389
26. Limited Duration Fund		0.0085	n/a	0.0085	0.0085
21. Macro Opportunities Fund		n/a	n/a	n/a	n/a
25. Municipal Income Fund		n/a	n/a	n/a	n/a
27. Risk Managed Real Estate Fund	0.1419	n/a	0.1419	0.1419
1. StylePlus Large Core Fund		3.1625	3.1625	3.1625	3.1625
18. StylePlus Mid Growth Fund		5.0295	5.0295	5.0295	5.0295
23. Total Return Bond Fund		0.0356	n/a	0.0356	0.0356

74.U) Shares outstanding
5. Mid Cap Value Fund			20,967	370	6,251	n/a
15. Small Cap Value Fund		1,127	n/a	502	52
17. Enhanced World Equity Fund		5	n/a	2	213
2. World Equity Income Fund		6,218	131	556	274
29. Alpha Opportunity Fund		509	n/a	70	73
22. Floating Rate Strategies Fund	11,647	n/a	4,621	36,989
24. High Yield Fund			6,177	80	1,214	6,195
20. Investment Grade Bond Fund		5,831	90	1,335	389
19. Large Cap Value Fund		1,202	27	98	76
26. Limited Duration Fund		1,986	n/a	96	4,128
21. Macro Opportunities Fund		31,284	n/a	12,458	69,347
25. Municipal Income Fund		4,087	n/a	156	665
27. Risk Managed Real Estate Fund	43	n/a	5	3,637
1. StylePlus Large Core Fund		8,679	162	182	4
18. StylePlus Mid Growth Fund		1,804	47	144	1
23. Total Return Bond Fund		12,996	n/a	2,285	36,459

74. V) Net asset value pershare
5. Mid Cap Value Fund			$34.39	$26.10	$27.45	$n/a
15. Small Cap Value Fund		$14.52	$n/a	$13.64	$13.42
17. Enhanced World Equity Fund		$26.26	$n/a	$24.26	$26.28
2. World Equity Income Fund		$13.39	$11.63	$11.50	$13.33
29. Alpha Opportunity Fund		$18.68	$n/a	$16.79	$26.11
22. Floating Rate Strategies Fund	$26.27	$n/a	$26.26	$26.29
24. High Yield Fund			$11.42	$11.34	$11.51	$9.32
20. Investment Grade Bond Fund		$18.55	$18.48	$18.47	$18.53
19. Large Cap Value Fund		$43.06	$39.50	$40.22	$43.09
26. Limited Duration Fund		$24.87	$n/a	$24.85	$24.86
21. Macro Opportunities Fund		$27.02	$n/a	$27.00	$27.05
25. Municipal Income Fund		$12.73	$n/a	$12.73	$12.74
27. Risk Managed Real Estate Fund	$32.02	$n/a	$31.91	$32.10
1. StylePlus Large Core Fund		$22.63	$16.22	$18.46	$22.48
18. StylePlus Mid Growth Fund		$45.80	$29.44	$36.33	$45.96
23. Total Return Bond Fund		$27.16	$n/a	$27.16	$27.19